Roadrunner Announces Sale of Stagecoach Cartage and Distribution Dry Van business unit was part of the company’s Truckload segment Downers Grove, IL (BUSINESS WIRE) — April 1, 2020 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced the sale of a Dry Van business unit, Stagecoach Cartage and Distribution, LLC (“Stagecoach”) to J.H. Rose Logistics, LLC of Santa Teresa, New Mexico. Terms of the transaction were not disclosed. Stagecoach, based in El Paso, Texas provides reliable dry van over-the-road and local cartage as well as warehousing services to a broad range of customers in the bulk resin and general freight markets. The business was part of the company’s Truckload segment. “The divestiture of our Stagecoach business unit is another step forward in our strategy to simplify our portfolio by focusing on our value-added logistics and asset-light LTL segments,” said Curt Stoelting, Chief Executive Officer of Roadrunner. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a suite of services and solutions under the Roadrunner®, Ascent On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Ascent On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s belief that the divestiture of Stagecoach is another step forward in its strategy to simplify its portfolio by focusing on its value-added logistics and asset-light LTL. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2019. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com